BYLAWS
OF
CYBERDEFENDER CORPORATION,
A DELAWARE CORPORATION

ARTICLE I - OFFICES

1.           REGISTERED OFFICE AND AGENT

The registered office and registered agent of CyberDefender Corporation, a Delaware corporation, (“Corporation”) shall be as set forth in the Corporation's Certificate of Incorporation. The registered office or the registered agent may be changed by resolution of the board of directors of the Corporation (the “Board of Directors”), upon making the appropriate filing with the Secretary of State.

2.           PRINCIPAL OFFICE

The principal office of the Corporation may be located either within or without the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time.

3.           OTHER OFFICES

The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

ARTICLE II - STOCKHOLDERS

1.           ANNUAL MEETING

The annual meetings of the stockholders shall be held on such date and at such time as may be fixed by the Board of Directors. At such meetings, directors shall be elected and any other proper business may be transacted.

2.           SPECIAL STOCKHOLDERS’ MEETINGS

Special meetings of the stockholders may be called by the Board of Directors, the Chief Executive Officer, the President, the Secretary, or by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting, unless the Corporation's Certificate of Incorporation provides for a number of shares greater than or less than a majority, in which event special meetings of the stockholders may be called by the holders of at least the percentage of shares so specified in the Certificate of Incorporation.

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Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the stockholders.

Any person or persons entitled hereunder to call a special meeting of stockholders may do so only by written request sent by certified mail or delivered in person to the Chief Executive Officer or Secretary.  The officer receiving the written request shall within ten days from the date of its receipt cause notice of the meeting to be given in the manner provided by these Bylaws to all stockholders entitled to vote at the meeting.  If the officer does not give notice of the meeting within ten days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws.  Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

3.           PLACE OF MEETING

Meetings of the stockholders shall be held either at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or executed waiver of notice.  The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication.  If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, stockholders not physically present at a meeting of stockholders, by means of remote communication may participate in a meeting of stockholders and may be considered present in person and may vote at a meeting of stockholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by Section 211(a)(2) of the Delaware General Corporation Law.

4.           NOTICE OF STOCKHOLDERS' MEETING

Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which stockholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or person calling the meeting, to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

The Corporation shall notify each stockholder, whether or not entitled to vote, of any meeting of stockholders at which a plan of merger or exchange is to be submitted for approval in accordance with Section 251 of the Delaware General Corporation Law.  The notice shall be given at least 20 days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or exchange and shall contain or be accompanied by a copy or summary of the plan.

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Written or printed notice setting forth any proposed amendment to the Certificate of Incorporation or a summary of the changes to be effected thereby shall be given to each stockholder of record entitled to vote thereon within the time and in the manner provided in the Delaware General Corporation Law for the giving of notice of meetings of stockholders.  If the meeting be an annual meeting, the proposed amendment or such summary may be included in the notice of such annual meeting.

Any notice required to be given to any stockholder, under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, need not be given to the stockholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12 month period have been mailed to that person, addressed at the stockholder's address as shown on the share transfer records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the Corporation a written notice setting forth the stockholder's then current address, the requirement that notice be given to that person shall be reinstated.

Notice by Electronic Transmission:  On consent of a stockholder, notice from the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be given to the stockholder by electronic transmission.  The stockholder may specify the form of electronic transmission to be used to communicate notice.  The stockholder may revoke this consent by written notice to the Corporation.  The stockholder's consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of stockholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is: (1) transmitted to a facsimile number provided by the stockholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the stockholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the stockholder at the address provided by the stockholder for the purpose of alerting the stockholder of a posting; or (4) communicated to the stockholder by any other form of electronic transmission consented to by the stockholder.

An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

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5.           FIXING RECORD DATES FOR MATTERS OTHER THAN WRITTEN CONSENTS TO ACTION

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the share transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

6.           FIXING RECORD DATES FOR WRITTEN CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation.  If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

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7.           VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours.  Alternatively, the list of the stockholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting.  This does not require the Corporation to include any electronic contact information of any stockholder on the list.  If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to stockholders of the Corporation.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  If the meeting is held by means of remote communication, the list must be open to the examination of any stockholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to stockholders with the notice of the meeting.  The original share transfer records shall be prima-facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any meeting of stockholders.  However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

8.           VOTING OF SHARES AND PROXIES

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except:  (a) to the extent that the Certificate of Incorporation of the Corporation provides for more or less than one vote per share or (if and to the extent permitted by the Delaware General Corporation Law) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by the Delaware General Corporation Law.

Shares of its own stock owned by the Corporation or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.  Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

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Any stockholder may vote either in person or by proxy executed in writing by the stockholder.  An electronic transmission by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of this section.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder.  No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement or voting trust created under Section 218 of the Delaware General Corporation Law.

An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder.  Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

At each election for directors every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote.  Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name.

Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

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Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge or voluntary or involuntary transfer of shares.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

Any vote may be taken by voice or show of hands unless a stockholder entitled to vote, either in person or by proxy objects, in which case written ballots shall be used.

9.           QUORUM OF STOCKHOLDERS

Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware law, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the class or classes of capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business, except that as to any action required to be taken by stockholders voting separately as a class or classes a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately whether or not a quorum of another class or classes be present.

After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, once a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the stockholders represented in person or by proxy at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

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When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time, date, and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted at the original meeting.  If, however, following the adjournment, the Board fixes a new record date for the reconvened meeting, a notice of the reconvened meeting shall be given as stated in Article II, Section 4 of these Bylaws above to each stockholder of record on the new record date entitled to vote at such meeting.

10.         WRITTEN CONSENT OF STOCKHOLDERS

Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

11.         REDEMPTION OF SHARES

The Corporation shall have the power to redeem the shares of any stockholder, or the shares of a deceased stockholder, upon such terms as may be agreed upon by the Board of Directors and such stockholder or the stockholder's personal representative, or at such price and upon such terms as may be provided in the Certificate of Incorporation, these Bylaws, or any applicable stock purchase or redemption agreement.

ARTICLE III - DIRECTORS

1.           BOARD OF DIRECTORS

To the extent not limited or prohibited by law, the Certificate of Incorporation or these Bylaws, the powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.  Directors need not be residents of the State of Delaware or stockholders of the Corporation unless the Certificate of Incorporation or these Bylaws so require.

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In the discharge of any duty imposed or power conferred upon a director, including as a member of a committee, a director, may in good faith and with ordinary care, rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the Corporation; (2) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of which the director is not a member.

A director is not relying in good faith within the meaning of this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.

2.           NUMBER AND ELECTION OF DIRECTORS

The number of directors shall be not less than three (3) or more than nine (9) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or resolution adopted by the Board of Directors or by the stockholders.  No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

3.           REMOVAL

Except as otherwise provided by the Delaware General Corporation Law, these Bylaws or the Certificate of Incorporation, at any meeting of stockholders called expressly for that purpose any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the Bylaws.  Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group.

4.           RESIGNATION

A director may resign by providing notice in writing or by electronic transmission of such resignation to the Corporation.  The resignation shall be effective upon the date of receipt of the notice of resignation or the date specified in such notice. Acceptance of the resignation shall not be required to make the resignation effective.

5.           VACANCIES AND INCREASE IN NUMBER OF DIRECTORS

Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of stockholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

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A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.

Notwithstanding the above, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Incorporation.

6.           ANNUAL MEETING OF DIRECTORS

Immediately following each annual meeting of stockholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting. The time and place of the annual meeting of the Board of Directors may be changed by resolution of the Board of Directors.

7.           REGULAR MEETING OF DIRECTORS

Regular meetings of the Board of Directors may be held with or without notice at such time and place as may be from time to time determined by the Board of Directors.

8.           SPECIAL MEETINGS OF DIRECTORS

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President.  The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by at least twenty-five percent (25%) of the members of the Board of Directors.  Such special meeting shall be held at the date and time specified in the notice of meeting.

9.           PLACE OF DIRECTORS' MEETINGS

All meetings of the Board of Directors shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be specified in the notice of meeting or executed waiver of notice.

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10.        NOTICE OF DIRECTORS' MEETINGS

Notice of special meetings of the Board of Directors may be served not less than twenty-four (24) hours before the date and time fixed for such meeting, by oral, written or electronic  communication stating the time and place thereof or if by mail not less than three days before the date fixed for such meeting. Any oral notice may be given to each member of the Board of Directors in person or by telephone to the member or to a person at the office or residence of the member who the person giving the notice has reason to believe will promptly communicate it to the member.  Any written or electronic notice shall be addressed to each member of the Board of Directors at his or her office or his or her address as it appears on the books of the Corporation.  No notice shall be required of a regular meeting if the time and place of such meetings are fixed by the Board of Directors.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place specified in the waiver of notice.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission.  The director may specify the form of electronic transmission to be used to communicate notice.  The director may revoke this consent by written notice to the Corporation.  The director's consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director's consent does not invalidate a meeting or other action.  An affidavit of the Secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.  Notice under this section is deemed given when the notice is:  (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director.

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11.        QUORUM OF DIRECTORS

A majority of the number of directors fixed by, or in the manner provided in, the Certificate of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Certificate of Incorporation or these Bylaws. In no case may the Corporation's Certificate of Incorporation or these Bylaws provide that less than one-half of the number of directors so fixed constitute a quorum.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation or these Bylaws.

A director who has a direct or indirect interest in a matter to be voted on at a meeting of the Board of Directors may be counted in determining whether a quorum is present.

12.        COMPENSATION

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

13.        UNANIMOUS WRITTEN CONSENT OF DIRECTORS OR COMMITTEE MEMBERS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. An electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

14.        COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in the resolution of the Board of Directors or in the Certificate of Incorporation or the Bylaws, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Delaware General Corporation Law.

A majority of the number of committee members fixed by the Board of Directors shall constitute a quorum for the transaction of business by the Committee. The act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the Committee.

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A committee member who has a direct or indirect interest in a matter to be voted on at a meeting of the Committee may be counted in determining whether a quorum is present.

No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(1) amending the Certificate of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Section 141 of the Delaware General Corporation Law;

(2) approving a plan of merger, share exchange, or conversion of the Corporation;

(3) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(4) recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof;

(5) amending, altering, or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation;

(6) filling vacancies in the Board of Directors;

(7) filling vacancies in or designating alternate members of any such committee;

(8) filling any directorship to be filled by reason of an increase in the number of directors;

(9) electing or removing officers of the Corporation or members or alternate members of any such committee;

(10) fixing the compensation of any member or alternate members of such committee; or

(11) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

Unless the resolution designating a particular committee, the Certificate of Incorporation, or the Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

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Committees appointed by the Board of Directors may appoint Subcommittees to take the actions delegated to the Committee by the Board of Directors.

ARTICLE IV - OFFICERS

1.           OFFICERS

The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, a Chief Operating Officer, one or more Vice Presidents (who may be designated as executive or senior vice presidents as the Board of Directors may, from time to time, deem necessary), one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

2.           APPOINTMENT

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board of Directors, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be appointed.

3.           SUBORDINATE OFFICERS

The Board of Directors may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. Any officer appointed pursuant to this Section 3 may be removed, with or without cause, by the Board of Directors or any such officer upon whom the power of removal has been conferred by the Board of Directors at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

4.           REMOVAL AND RESIGNATION.

Any officer may be removed, either with or without cause, by the Board of Directors at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

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Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.           VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

6.           CHAIRMAN OF THE BOARD

The Chairman of the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

7.           CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be subject to the control of the Board of Directors and have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and shall act as Chairman of the Board of Directors unless the Board of Directors has appointed a different person as Chairman.

8.           PRESIDENT; CHIEF OPERATING OFFICER

The President or the Chief Operating Officer has the general powers and duties of management usually vested in the office of president, general manager and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors. In the absence of the Chief Executive Officer, the President shall perform the duties required of the Chief Executive Officer under these Bylaws.

9.           VICE PRESIDENT

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

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10.           SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, of the Board of Directors and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

11.            CHIEF FINANCIAL OFFICER

The Chief Financial Officer is the principal financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer or as otherwise directed by the Board of Directors, shall render to the Chief Executive Officer or the President or directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

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ARTICLE V - SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1.           CERTIFICATES OF STOCK

Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman and Chief Executive Officer, the President, or a Vice-President, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary of the Corporation, bearing the corporate seal or a facsimile thereof certifying the number of shares owned by him in the Corporation.

Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman and Chief Executive Officer, the President, or a Vice-President, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

2.           LOST CERTIFICATES

The Secretary, Chief Financial Officer or Treasurer who has charge of the transfer and issuance of stock of the Corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation allegedly lost, upon the submission by the owner of such lost or destroyed certificate, or his legal representative, to the Corporation of a  bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3.           TRANSFERS OF STOCK

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4.           REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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5.           UNCERTIFICATED SHARES

The board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

ARTICLE VI - DIVIDEND AND DISTRIBUTIONS

1.           DECLARATION

The Board of Directors may declare at any annual, regular or special meeting of the Board of Directors and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Delaware.

2.           RESERVES

The Board of Directors may by resolution, create a reserve or reserves out of the Corporation's surplus or designate or allocate any part or all of the Corporation's surplus in any manner for any proper purpose or purposes, including but not limited to creating a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

ARTICLE VII - INDEMNIFICATION AND INSURANCE

1.           RIGHT TO INDEMNIFICATION

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

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2.            INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not the Corporation would otherwise have the power or the obligation to indemnify the person against such liability or expense. The Corporation shall not be obligated under these Bylaws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

3.            EXPENSES PAYABLE IN ADVANCE

Expenses (including attorneys’ fees and expenses) incurred by a director or officer, or a former director or officer, in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her in his her capacity as an officer or director of the Corporation, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a request therefor and an undertaking by or on behalf of the director or officer, or former director or officer, to repay such amounts if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that he or she is not entitled to be indemnified by the Corporation.

4.           CLAIMS

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

5.           NONEXCLUSIVITY OF RIGHTS

The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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6.           OTHER SOURCES

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

7.           AMENDMENT OR REPEAL

Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

8.           OTHER INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII - MISCELLANEOUS

1.           WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

2.           USE OF ELECTRONIC TRANSMISSION

The Corporation is authorized to use "electronic transmissions" as defined in the Delaware General Corporation Law to the full extent allowed by said Law, including, but not limited to the purposes of notices, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

"Electronic transmission" means a form of communication that:  (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

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3.	MEETINGS BY TELEPHONE CONFERENCE OR OTHER REMOTE COMMUNICATIONS TECHNOLOGY

Subject to the provisions for notice required by these Bylaws and the Delaware General Corporation Law for notice of meetings, directors and stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Or, another suitable electronic communications system may be used including videoconferencing technology or the Internet, but only if each director or stockholder entitled to participate in the meeting consents to the meeting being held by means of that system and the system provides access to the meeting in a manner or using a method by which each director and stockholder participating in the meeting can communicate concurrently with each other participant.  Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.           SEAL

The Corporation may adopt a corporate seal in such form as the Board of Directors may determine.  The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

5.           CHECKS, DRAFTS, ETC.

All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by resolution of the Board of Directors.

6.           FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE IX - CONSTRUCTION

1.           PRONOUNS AND HEADINGS

All personal pronouns used in these Bylaws shall include the other gender whether used in masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.  All headings herein are for convenience only and neither limit nor amplify the provisions of these Bylaws.

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2.           INVALID PROVISIONS

If any one or more of the provisions of these Bylaws, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any such provision shall not be affected thereby.

3.           REFERENCES TO EXISTING STATUTES

References in these Bylaws to any existing statute also include any successor law to such statute.

ARTICLE X - AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws, unless the Certificate of Incorporation or the Delaware General Corporation Law reserves the power exclusively to the stockholders in whole or part, or the stockholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

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Adopted by the Board of Directors on May 19, 2010

/s/ Kevin Harris
Kevin Harris, Secretary

ATTEST:

/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer

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